                   CAPSTAR RADIO BROADCASTING PARTNERS, INC.

                                  SUBSIDIARIES


               ENTITY                                                 JURISDICTION
               ------                                                 ------------
Capstar Communications California, Inc.                                 Delaware
Capstar Communications, Inc.                                            Delaware
Capstar Operating Corporation                                           Delaware
Capstar Radio Operating Company                                         Delaware
Capstar Royalty I Corporation                                           Delaware
Capstar Royalty II Corporation                                          Delaware
Capstar TX Limited Partnership                                          Delaware
Jamboree in the Hills, Inc.                                             Delaware
Liberty Broadcasting of Albany Incorporated                             New York
Liberty Broadcasting of New York, Inc.                                  New York
Music Hall Club, Inc.                                                   West Virginia
Osborn Entertainment Enterprises Corporation                            Delaware
Parker Broadcasting Company                                             California
SBI Holding Corporation                                                 Delaware
TBC Radio Acquisition Corp.                                             Delaware
WBAB, Inc.                                                              New York
WBLI, Inc.                                                              New York
WGBB, Inc.                                                              New York
WGNA, Inc.                                                              New York
WGNA-FM, Inc.                                                           New York
WHFM, Inc.                                                              New York
WHJJ, Inc.                                                              Rhode Island
WHJY, Inc.                                                              Rhode Island

               ENTITY                                                 JURISDICTION
               ------                                                 ------------
WPYX, Inc.                                                              New York
WSNE, Inc.                                                              Rhode Island
WTRY, Inc.                                                              New York